Exhibit 99.1

Monster Digital Announces Expansion into Canada

SIMI VALLEY, CA – April 10, 2017 – Monster Digital, Inc. (Nasdaq: MSDI), (“Monster Digital” or “the Company”), which develops, markets and distributes Monster Digital® branded products for use in high-performance consumer electronics, mobile products and computing applications, today announced an exclusive partnership with Curve Distribution (Curve) to distribute Monster Digital products in Canada.

Curve, a Calgary, Alberta based company, brings fast moving, brand focused consumer electronics to the Canadian market. It distributes and sells products across multiple sales channels in over 5,000 Canadian retail stores, in addition to providing coast to coast sales rep coverage for direct retailer contact in every territory. Under the agreement, Curve will distribute Monster Digital’s entire line of action cameras, virtual reality (VR) cameras and VR headsets. This includes Monster Digital’s HD and HD Plus camera sets, Monster Digital's single lens 360 and dual lens VR camera sets and Monster Digital's VR headset and VR headset with audio.

The expansion into Canada is part of Monster Digital's growing international presence. As previously reported, Monster Digital's full line of action cameras, VR cameras and VR headsets are in the process of being introduced into the United Kingdom, France, Italy, Sweden, Finland, Norway and Denmark. Recently, Monster Digital also began offering products in Mexico and expansion into more international markets is anticipated in the coming months.

About Monster Digital, Inc.

Monster Digital develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications. The Company designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster Digital is a registered trademark of Monster Products, Inc. in the U.S. and other countries.

For more information about the company, please visit http://www.monsterdigital.com

About Curve Distribution

Curve is privately owned by five partners with over 100 years of combined, retail and marketing experience. Established in 2009, Curve seeks out brands that fill market gaps and can provide a strong return for retailers. The company sells products across multiple channels in over 5000 Canadian retail locations and has coast-to-coast sales rep coverage offering retailers a direct contact in every territory.

Exhibit 99.1

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements that relate to the prospects for sales within Canada. These statements relate to future events, future expectations, plans and prospects. Although Monster Digital believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Monster Digital has attempted to identify forward-looking statements by terminology including ''will be" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2017. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts:

Monster Digital, Inc.

David Olert, CFO

dolert@monsterdigital.com

Investors:

PCG Advisory

Vivian Cervantes

212-554-5482

vivian@pcgadvisory.com